Exhibit 99.2

14th JUDICIAL DISTRICT COURT

PARISH OF CALCASIEU

STATE OF LOUISIANA

CLARK A. GUNDERSON, M.D., ET AL.	SUIT NUMBER: 2004-2417

VERSUS	DIVISION: “D”

F.A. RICHARD & ASSOCIATES, INC., ET AL.

SETTLEMENT AGREEMENT

TABLE OF CONTENTS

No.	Section	Page
1	Definitions of Terms of General Application	1

2	Nature and Status of the Class Action	10

3	Basis for the Proposed Settlement	11

4	General Provisions and Purposes of this Settlement	12

5	Stay Order/Stand Down	18

6	Opt-Out Parties	19

7	Preliminary Approval of the Settlement Agreement and Certification of the Class for Settlement Purposes Only	21

8	Final Approval and Effect of the Agreement	22

9	Releases/Assignment	27

10	Contributions to and Disbursements from the Class Settlement Fund	28

11	Termination of Agreement	32

12	Additional Obligations of the PSC and Focus	36

13	Miscellaneous Provisions	38

	List of Exhibits	47

- i -

14th JUDICIAL DISTRICT COURT

PARISH OF CALCASIEU

STATE OF LOUISIANA

CLARK A. GUNDERSON, M.D., ET AL.	SUIT NUMBER: 2004-2417

VERSUS	DIVISION: “D”

F.A. RICHARD & ASSOCIATES, INC., ET AL.

SETTLEMENT AGREEMENT

This Settlement Agreement is made and entered into, on the dates indicated below, by and between the Plaintiffs’ Steering Committee, individually and on behalf of the Class and the Plaintiffs, appearing through Thomas A. Filo, Arthur M. Murray, and John S. Bradford, and Focus, appearing both through its undersigned representative and its counsel of record. This Settlement Agreement sets forth the terms, conditions, and provisions of a settlement of all Liability, as that term is defined in Section 1.24; it shall be Exhibit A attached to and made part of the Joint Motion for Preliminary Approval of Proposed Settlement to be filed in the Class Action; and it is subject to the recitals, definitions, terms, and conditions set forth herein.

1. DEFINITIONS OF TERMS OF GENERAL APPLICATION

Unless otherwise expressly stated herein, the following terms, as capitalized and used in this Settlement Agreement, shall have the following meanings and definitions:

1.1 The term “Affiliates” shall mean and include the respective insurers, reinsurers, officers, directors, employees, attorneys, representatives, owners, shareholders, predecessors, successors, subsidiaries, parents, and assigns of Concentra and Focus, as well as any partnerships, joint ventures, and/or related entities of Concentra and Focus as set forth on Exhibit 1 attached hereto.

1.2 The term “Agreement” shall mean and include this Settlement Agreement, all exhibits and attachments to this Settlement Agreement, and all judgments or orders of the Court approving or incorporating this Settlement Agreement.

1.3 The term “Broadspire” shall mean Broadspire Services, Inc., a Delaware corporation, and its clients. For purposes of this Settlement Agreement, Broadspire is to be released for all liabilities arising from Broadspire’s use of Focus’s and/or Concentra’s services, but not to the extent that Broadspire has liability arising from Broadspire’s use of a PPO not owned, operated, or contracted with Focus or Concentra.

1.4 The term “Broadspire Affiliates” shall mean and include the insurers, reinsurers, indemnitors, officers, directors, employees, attorneys, representatives, owners, shareholders, predecessors, successors, subsidiaries, parents, and assigns of Broadspire.

1.5 The term “Certification Order” shall mean and refer to the order to be entered by the Court pursuant to Section 7.3 below.

1.6 The term “Class Action” shall mean and refer to “Clark A. Gunderson, M.D., et al. v. F.A. Richard & Associates, Inc., et al.,” Suit No. 2004-2417, Div. “D,” on the docket of the 14th Judicial District Court in and for the Parish of Calcasieu, Louisiana.

1.7 The term “Class Definition” or “Class as Defined” shall mean and refer to the following:

A.	Any and all Providers in Louisiana from January 1, 2000 through January 11, 2007, including, without limitation, those Providers more fully described in Subsections B and C below.

B.

Any of the Providers included in Subsection A above that had one or more bills for medical services discounted through any Preferred Provider Organization contract, agreement, or understanding with Focus and/or with any entity that contracted with Focus, either directly or through one or more intermediaries, to offer preferred provider discounts to Focus and/or Focus’s client(s).

C.	Any of the Providers included in Subsection A above that had one or more bills for medical services discounted through any Preferred Provider Organization contract, agreement, or understanding with Concentra and/or with any entity that contracted with Concentra, either directly or through one or more intermediaries, to offer preferred provider discounts to Concentra and/or Concentra’s client(s).

D.	Anything to the contrary contained herein notwithstanding, Focus and Concentra are excluded from the class.

Capitalized terms as used herein shall have the following definitions:

(1)	The term “Provider” shall mean provider as defined in La. R.S. 40:2202(6).

(2)	The terms “Preferred Provider Organization” and “PPO” shall mean preferred provider organization as defined in La. R.S. 40:2202(5).

(3)	The term “Focus” shall mean FOCUS Healthcare Management, Inc., a Tennessee corporation, all entities directly or indirectly owned by it, and all PPOs owned and/or operated by Concentra as set forth on Exhibit 3 to the settlement agreement filed in the record of this proceeding on January 11, 2007.

(4)	The term “Concentra” shall mean Concentra Inc., a Delaware corporation, and all entities directly or indirectly owned by it.

In the event the Court should alter or modify the class definition, as set forth above, and such amended class definition is accepted by the PSC and Focus, in writing, such amended class definition shall be considered the “Class Definition” or “Class as Defined” under this Settlement Agreement, and all references to “Class Definition” or “Class as Defined” in this Settlement Agreement shall mean and refer to such accepted amended class definition.

1.8 The terms “Class” or “Class Members” or “Class Member” or “members of the Class” or “member of the Class” shall mean and refer to those persons and/or entities who or which are included within the Class Definition and do not timely opt out of the Class as Defined. The terms “Class” or “Class Members” or “Class Member” or “members of the Class” or “member of the Class” shall not include (a) Focus, (b) Concentra, or (c) the Opt-Out Parties.

1.9 The term “Class Representatives” shall mean and refer to Clark A. Gunderson, M.D. (A Medical Corporation); Beutler-England Chiropractic Clinic; Frank W. Lopez, M.D. (A Professional Medical Corporation); and Southwest Louisiana Hospital Association d/b/a Lake Charles Memorial Hospital.

1.10 The term “Class Settlement Fund” shall mean and refer to the total amount of settlement funds deposited in the Escrow Account pursuant to Section 10.1(a), together with all interest earned or accrued thereon, and less (a) the charges, expenses, etc., specified in the Escrow Agreement, and (b) the reserves, if any, established in furtherance of this Settlement Agreement.

1.11 The term “Class Settlement Notice” shall mean and refer to the legal notice of the terms of the settlement embodied in the Settlement Agreement which is to be provided in accordance with the order of the Court, articles 591, et seq. of the Louisiana Code of Civil Procedure, and the terms of the Settlement Agreement.

1.12 The term “Concentra” shall mean and refer to Concentra Inc., a Delaware corporation, and all entities directly or indirectly owned by it.

1.13 The term “Court” shall mean and refer to the 14th Judicial District Court in and for the Parish of Calcasieu, Louisiana, and the Honorable Robert L. Wyatt, or his successor.

1.14 The terms “Court Appointed Disbursing Agent” or “CADA” shall mean and refer to the accounting firm to be appointed by the Court, after consideration of the recommendations of the PSC and Focus. The accounting firm of Bourgeois, Bennett, LLP, CPAs, shall be proposed for use as the CADA.

1.15 The term “Effective Date” shall mean and refer to the first working day following the last of the following occurrences, or such other date as may be agreed to in writing by the PSC and Focus:

1.15.1 entry by the Court of the Final Order and Judgment; and

1.15.2 the Final Order and Judgment becomes Final; and

1.15.3 the expiration of the period provided in Section 6.5 without the receipt of any notice of termination from Focus, as provided in such Section; and

1.15.4 the release, by conventional agreement or final, nonappealable judgment of dismissal, with prejudice, of all Liability, as that term is defined in Section 1.24, and all potential claims against Broadspire for any alleged underpayment of Providers’ bills for medical services to the extent that those claims relate to Broadspire’s use of Focus and/or Concentra’s services and the dismissal of Focus from the Class Action, with prejudice and with each party to bear its own costs, including court costs paid through dismissal and the dismissal of Focus, Concentra, and Broadspire from all arbitration proceedings to the extent based upon their respective Liability, as that term is defined in Section 1.24, with prejudice and with each party to bear its own costs, including arbitration costs paid through dismissal.

1.16 The term “Episode” shall mean and refer to and include each and every event, circumstance, and/or situation upon which allegations have been made or could have been made for underpayment, penalties, recovery of damages, or other relief or remedy, arising out of the alleged violations of one or more of the requirements of La. R.S. 40:2203.1 and/or the Louisiana Workers’ Compensation Law, La. R.S. 23:1021, et seq., during the period from January 1, 2000 through the Effective Date as a result of the use of a PPO owned, operated, or contracted with Focus or Concentra. (Without in any way limiting the foregoing definition of “Episode,” the Parties acknowledge that claims for underpayment of medical bills were never at issue in the Class Action.)

1.17 The term “Escrow Account” shall mean and refer to the interest bearing escrow account to be established and administered in accordance with the Settlement Agreement and the Escrow Agreement. All interest accrued in the Escrow Account, from the date of deposit of settlement funds, shall inure to the benefit of the Class in accordance with the Settlement Agreement and the Escrow Agreement.

1.18 The term “Escrow Agent” shall mean and refer to the escrow agent under the Escrow Agreement to be appointed by the Court, after consideration of the recommendations of the PSC and Focus. Hancock Bank of Louisiana, Baton Rouge, Louisiana, shall be proposed for use as the Escrow Agent.

1.19 The term “Escrow Agreement” shall mean and refer to an agreement substantially in the form attached hereto as Exhibit 2.

1.20 The term “Final” shall mean that no timely appeals, writs, petitions, law suits, or requests for court review or extraordinary relief have been taken from or with respect to a judgment, order, ruling, or decision and that if any such appeal, writ, petition, law suit, or request for court review or extraordinary relief has been taken from or with respect to a judgment, order, ruling, or decision, the relevant judgment, order, ruling, or decision has been affirmed without revision and there is no further right to appeal, petition, bring a writ or law suit or request court review or extraordinary relief from or with respect to such judgment, order, ruling, or decision, unless otherwise agreed to in writing by (a) Thomas A. Filo, on behalf of the PSC, and (b) Charles S. McCowan, Jr., on behalf of Focus (such agreement not to be unreasonably withheld).

1.21 The term “Final Order and Judgment” shall mean and refer to the order and judgment to be entered by the Court pursuant to Section 8.2 below.

1.22 The term “Focus” shall mean and refer to FOCUS Healthcare Management, Inc., a Tennessee corporation, all entities directly or indirectly owned by it, and all PPOs owned and/or operated by Concentra as set forth on Exhibit 3 attached hereto.

1.23 The term “Independent Liability” shall mean and refer to any and all liability of a Related Party, other than that for which Focus, Concentra, and/or Broadspire is liable through indemnification, contribution, or contract.

1.24 With respect to Focus, Concentra, and the Affiliates, the term “Liability” shall mean and refer to all claims against and liabilities of Concentra, Focus, and the Affiliates of whatever nature arising out of, related to, or connected in any way with the Episode, regardless of whether the claims, liabilities, and/or resulting damages are not yet known or manifested or whether such claims, liabilities, and/or resulting damages are known or unknown, asserted or unasserted, including Focus and/or Concentra’s liability for contribution, indemnification, or contractual liability to any other person or entity. With respect to Broadspire and the Broadspire Affiliates, the term “Liability” shall mean and refer to any and all claims against and liabilities arising from Broadspire’s use of Focus and/or Concentra’s services, including Broadspire’s liability for contribution, indemnification, or contractual liability to any other person or entity, but shall not include any claims and liabilities arising from Broadspire’s use of a PPO not owned, operated, or contracted with Focus and/or Concentra. With respect to the Related Parties, the term “Liability” shall mean and refer to all claims and liabilities of the Related

Parties arising out of the Episode, regardless of whether the claims, liabilities, and/or resulting damages are not yet known or manifested or whether such claims, liabilities, and/or resulting damages are known or unknown, asserted or unasserted, but only to the extent that Focus, Concentra, and/or Broadspire is liable to the Related Parties for contribution, indemnity, or by contract as a result of the Episode and specifically does not include the Independent Liability of the Related Parties under La. R.S. 40:2201, et seq. and La. R.S. 23:1021, et seq.

1.25 The term “Notice Plan” shall mean and refer to the plan for disseminating the Class Settlement Notice.

1.26 The terms “Opt-Out Parties” or “Opt-Out Party” shall mean and refer to those persons and/or entities who or which are included with the Class Definition but timely opt out of the Class as Defined. Unless otherwise ordered by the Court, to opt out of the Class as Defined, a putative Class Member will have to take affirmative action pursuant to the procedure to be approved by the Court, even if the putative Class Member desiring to opt out of the Class as Defined (a) files or has filed a separate action based on Liability, as that term is defined in Section 1.24, against any of the Released Parties, or (b) is, or becomes, a putative class member in any class action, other than the Class Action, filed against any of the Released Parties to the extent based on Liability, as that term is defined in Section 1.24.

1.27 The term “Opt-Out Reserve” shall mean and refer to the reserve that may be set aside within the Escrow Account pursuant to Sections 6.2 and 6.5.

1.28 The term “Order of Preliminary Approval” shall mean and refer to the order to be entered by the Court pursuant to Section 7.1.

1.29 The terms “Parties” or “Party” shall mean and refer to Focus, the Class, the PSC, and the Plaintiffs.

1.30 The terms “Plaintiffs” or “Plaintiff” shall mean and refer to the named plaintiffs in the Class Action.

1.31 The terms “Plaintiffs’ Steering Committee” or “PSC” shall mean and refer to the committee of attorneys to be appointed by the Court, upon motion of the Plaintiffs, to represent the Class in the Class Action, including:

Thomas A. Filo, Chairman and Liaison Counsel

Stephen B. Murray

Arthur M. Murray

Stephen B. Murray, Jr.

John S. Bradford

William B. Monk

Michael K. Cox

1.32 The terms “Preferred Provider Organization” and “PPO” shall mean and refer to preferred provider organization as defined in La. R.S. 40:2202(5).

1.33 The term “Provider” shall mean and refer to provider as defined in La. R.S. 40:2202(6).

1.34 The terms “Related Parties” or “Related Party” shall include any person or entity to the extent that Focus, Concentra, and/or Broadspire is liable to that person or entity for contribution, indemnity, or by contract as a result of the Episode pursuant to an agreement or contract for PPO services between such person or entity and Focus, Concentra, or Broadspire whether such agreement or contract was directly signed or agreed to by the parties to the contract or agreement or signed or agreed to by their agents, representatives, or intermediaries. The terms “Related Parties” or “Related Party” does not include any person or entity for whom Broadspire is liable for contribution, indemnity, or by contract as a result of the Episode to the extent the relevant agreement or contract for PPO services between such person or entity and Broadspire arose in connection with Broadspire’s use of a PPO not owned, operated, or contracted with Focus or Concentra.

1.35 The terms “Released Parties” or “Released Party” shall mean and refer to Concentra, Focus, Broadspire, the Affiliates, the Broadspire Affiliates, and the Related Parties but only to the extent of the Related Parties’ respective Liability, as that term is defined in Section 1.24.

1.36 The term “Settlement Agreement” shall mean and refer to the conditional class action settlement agreement contained herein executed by or on behalf of the PSC, individually and on behalf of the Class and the Plaintiffs, and Focus, all exhibits and attachments made part of such settlement agreement, and any properly perfected amendments to such settlement agreement.

1.37 The term “Special Master” shall mean and refer to that person appointed, or to be appointed, by the Court, with the consent of counsel for the Parties, pursuant to La. R.S. 13:4165, to assist the Court, in cooperation and coordination with the PSC, with the management of the Class Action. Patrick A. Juneau shall be proposed as the Special Master.

1.38 The term “Stay Order” shall mean and refer to the order to be entered pursuant to Section 5 below.

2. NATURE AND STATUS OF THE CLASS ACTION

2.1 Stated generally, the Class Action involves, among other claims, claims for injuries and damages allegedly related to the Episode.

2.2 Stated generally, the Plaintiffs and the Class allege (and Focus denies) that such injuries and damages were caused at least in part by Focus.

2.3 Substantial formal and informal discovery has been completed in the Class Action and motion practice has been undertaken under comprehensive case management and scheduling orders promulgated by the Court, such that the Parties are in a reasonable position to assess the merits and weaknesses of their respective claims and defenses.

2.4 Substantial time and effort has been expended by the Parties and their counsel in negotiating this Settlement Agreement and the settlement contemplated thereby.

2.5 Presently, some of the Class Representatives’ claims against Focus have been stayed pending arbitration of those claims. Moreover, the entire Class Action has been stayed as to Focus pending a final appellate determination of the arbitrability of some of the claims that Clark A. Gunderson, M.D. (A Medical Corporation) has asserted against Focus.

3. BASIS FOR THE PROPOSED SETTLEMENT

3.1 As a result of the extensive discovery completed or in progress, as well as the information at hand, the Plaintiffs and Focus have entered into negotiations for a settlement of the Class Action, insofar as affecting the Liability, as that term is defined in Section 1.24, of the Released Parties, taking into account the following considerations: (a) the merits of the complaints or the lack thereof with regard to Focus; (b) the relative strengths and weaknesses of the Plaintiffs’ claims as to Focus and the Parties’ respective positions vis-a-vis the issues of liability and damages; (c) the time, expense and effort necessary to maintain the Class Action and/or any arbitrations to conclusion; (d) the possibilities of success weighed against the possibilities of loss; (e) the range of potential judgment values, if any should be awarded; (f) the legal complexities of the contested issues in the Class Action; (g) the lack of positive jurisprudential and procedural guidance during the time that may be necessary to conclude the Class Action and its effect on the foregoing considerations; (h) the risks inherent in protracted litigation; (i) the magnitude of benefits to be gained from immediate settlement in light of both the maximum potential of a favorable outcome with the attendant expense and likelihood of an unfavorable outcome; and (j) the fairness of benefits to or from an immediate settlement under all of the foregoing considerations.

4. GENERAL PROVISIONS AND PURPOSES OF THIS SETTLEMENT

4.1 The Parties have reached agreement on the terms of a settlement of the claims by or against them in the Class Action, subject to the establishment of a conditional settlement class to afford a procedural vehicle by which all Liability, as that term is defined in Section 1.24, may finally be concluded and settled (other than the claims of the Opt-Out Parties). The Parties agree that proceeding in this manner is in their best interests and shall contribute to judicial efficiency and expedition of the Class Action to its final conclusion.

4.2 The Parties agree that this Settlement Agreement shall not have precedential effect with regard to certification of any litigation class that may arise if this matter is not fully and completely resolved through this settlement effort.

4.3 In entering into this settlement, each Party has taken into account the uncertainties, delays, expenses and exigencies of the litigation process, including the extensive depositions, document production, and other discovery taken to date in the Class Action. The Released Parties have each denied, and continue to deny, any liability, wrongdoing or responsibility for the claims asserted in the Class Action related to the Episode and believe that the claims based on Liability, as that term is defined in Section 1.24, are without merit and that such claims are barred in whole or in part.

4.4 The Parties have evaluated the claims related to the Episode asserted against the Released Parties from a settlement perspective, considering the nature and extent of the alleged injury and the alleged liability of the Released Parties.

4.5 Focus is willing to contribute to a settlement fund provided Focus will thereby be relieved and discharged from all Liability, as that term is defined in Section 1.24, whether claims related thereto are asserted against Focus by or on behalf of the Plaintiffs or by or on behalf of persons or entities who are not named plaintiffs in the Class Action but who are similarly situated and included in the Class Definition. In view of the present procedural status of the Class Action, the Parties recognize the necessity for a procedural means by which any negotiated settlement of the Liability, as that term is defined in Section 1.24, may finally be resolved. They recognize that a settlement with only the named plaintiffs in the Class Action would not provide the final relief sought by Focus as sufficient to support its contributions to a settlement fund, given the considerations expressed in Sections 2 and 3 above.

4.6 Stated simply, the consensus of the Parties is that immediate payment to the proposed settlement fund and the management thereof under the supervision of the Court would more likely result in greater benefit to Focus and to the Plaintiffs and others similarly situated than would be the case if only the Plaintiffs prosecuted the Class Action to its eventual conclusion. Accordingly, a class certified for settlement purposes under the circumstances present in the Class Action may sufficiently meet the standards of articles 591, et seq. of the Louisiana Code of Civil Procedure so as to permit conditional certification of a settlement class under the Court’s authority granted by articles 591, et seq. of the Louisiana Code of Civil Procedure. Accordingly, as more fully described in Section 7 below, the Parties will submit this Settlement Agreement to the Court via a Joint Motion for Preliminary Approval of Proposed Settlement and will marshal and present at the hearing thereon the evidence available to support the motion.

4.7 The PSC is entering into this Settlement Agreement on behalf of the Class and each of the Class Members and the Plaintiffs to terminate and settle all Liability, as that term is defined in Section 1.24, in recognition of (a) the existence of complex and contested issues of law and fact, (b) the risk, difficulty, and uncertainty of success associated with pursuing the Plaintiffs’ claims in arbitration, (c) the comparative degree of the alleged liability or culpability of the Released Parties, (d) the risks inherent in litigation, (e) the likelihood that future proceedings will be unduly protracted and expensive if these matters are not settled by voluntary agreement with the Parties, (f) the magnitude of the benefits derived from the contemplated settlement in light of both the maximum potential and likely range of recovery to be obtained through further litigation and the expense thereof and the exposure associated therewith, and (g) the determination by the Class Representatives and their counsel that the settlement is fair, reasonable, adequate, and in the best interests of, and will substantially benefit, the members of the Class.

4.8 Focus enters into this Settlement Agreement, notwithstanding its continuing denial of liability for alleged injuries and/or compensatory damages and/or statutory damages allegedly related to the Episode, and notwithstanding its denials concerning causation of any alleged injuries and/or damages, to terminate the Class Action, insofar as affecting Focus, and to put to rest finally all Liability, as that term is defined in Section 1.24, and to avoid further litigation, without any admission on the part of the Released Parties of any liability whatsoever for injuries and/or compensatory damages, statutory damages, or any other right of recovery under Louisiana or any other law, or causation or quantum of any alleged injuries and/or damages.

4.9 It is the intention and a condition of this Settlement Agreement, and the Parties agree, that the Class (a) reserves all rights, not otherwise to be adjudicated or compromised hereunder, against the Related Parties to the extent that such rights are based on the Independent Liability of the Related Parties under La. R.S. 40:2201, et seq. and La. R.S. 23:1021, et seq., and (b) reserves its right to proceed with any and all claims it may now have (whether currently pending or not) or may in the future have against any and all persons or entities that are not released from Liability, as that term is defined in Section 1.24, pursuant to this Settlement Agreement. The reservation of rights provided in the foregoing Section 4.9(b) includes but is not limited to Broadspire, the Broadspire Affiliates and the Related Parties, to the extent their respective liability is not released pursuant to this Settlement Agreement.

4.10 Except as specifically reserved in Section 4.9, it is the intention and a condition of this Settlement Agreement, and the Parties agree, that by the Effective Date, the Agreement shall fully, completely, finally, and conclusively settle, compromise, and release all Liability, as that term is defined in Section 1.24. Without limiting the foregoing, it is also the intention and a condition of this Settlement Agreement, and the Parties agree, that upon the Effective Date, (a) the Released Parties shall be finally released from all Liability, as that term is defined in Section 1.24, by, through, or on behalf of each Class Member, (b) the Class Action, insofar as affecting Focus, shall be dismissed, with prejudice and with each party to bear its own costs through dismissal, (c) Focus, Concentra, and Broadspire shall be dismissed from all arbitration proceedings to the extent based upon their respective Liability, as that term is defined in Section 1.24, with prejudice and with each party to bear its own costs, including arbitration costs paid through dismissal, (d) each and every Class Member (and all other persons and entities claiming by, through, or on behalf of a Class Member) shall be forever barred and enjoined from instituting, maintaining, or prosecuting any action against the Released Parties with respect to the Released Parties’ respective Liability, as that term is defined in Section 1.24, and (e) that as against any of the Released Parties, the exclusive remedy of all Class Members with respect to all Liability, as that term is defined in Section 1.24, shall be claims against the Class Settlement Fund.

4.11 It is the intention and a condition of this Settlement Agreement that the Final Order and Judgment be entered and become Final. The Parties agree to take all actions necessary and appropriate to fulfill and satisfy this intention and condition.

4.12 Except as specifically reserved in Section 4.9, it is the intention and a condition of this Settlement Agreement, and the Parties agree, that no Class Member shall recover, directly or indirectly, any sums for Liability, as that term is defined in Section 1.24, from any Released Party other than those received from the Escrow Account (or a subaccount thereof) under the terms of this Settlement Agreement.

4.13 It is the intention and a condition of this Settlement Agreement, and the Parties agree, that the Class and each of the Class Members shall not attempt to execute or to collect any judgment or any portion of any judgment obtained against one or more of the Related Parties to the extent or in a manner that the execution or collection of the judgment or any portion thereof would create in the judgment debtor any right to recover from any of the other Released Parties any sums based on Liability, as that term is defined in Section 1.24.

4.14 It is the intention and a condition of this Settlement Agreement, and the Parties agree, that the Class and each of the Class Members shall reduce or satisfy any judgment, based, in whole or in part, on Liability, as that term is defined in Section 1.24, that the Class or any Class Member may obtain against a Related Party to the extent necessary to extinguish any claims for contribution, indemnity, subrogation, breach of contract, statutory violation, and/or tort by such Related Party against any other Released Parties.

4.15 It is the intention and a condition of this Settlement Agreement, and the Parties agree, that the commencement and prosecution of any and all claims of the Class as a whole and the Class Members individually against Focus, Concentra, and Broadspire (including, without limitation, subrogation claims derived from or through the Class or Class Members) related to the Episode (including, without limitation, all of the claims of the Class set forth in the Class Action and/or in any arbitration proceeding involving Focus, Concentra, and Broadspire to the extent based upon their respective Liability, as that term is defined in Section 1.24) be immediately enjoined and stayed during the pendency of the settlement proceedings referred to herein and that they be permanently barred and enjoined and dismissed with prejudice upon the entry of the Final Order and Judgment; provided, however, that no injunction or stay shall be sought with respect to claims against Broadspire that are based on Broadspire’s alleged liability arising from Broadspire’s use of a PPO not owned, operated, or contracted with Focus or Concentra. The Parties agree to use their best efforts to fulfill and satisfy this intention and condition.

4.16 It is the intention and a condition of this Settlement Agreement, and the Parties agree, that the Parties shall use their best efforts to obtain appropriate court orders immediately enjoining and staying the commencement and/or prosecution by the Related Parties of any and all contribution, indemnity, subrogation, breach of contract, statutory violation, and/or tort claims against the other Released Parties during the pendency of the settlement proceedings referred to herein.

4.17 It is the intention and a condition of this Settlement Agreement, and the Parties agree, that the Parties shall use their best efforts to (a) obtain the Stay Order within thirty (30) days following the Court’s entry of the Order of Preliminary Approval, and (b) ensure that the Stay Order is maintained during the pendency of the settlement proceedings.

4.18 Anything in this Settlement Agreement to the contrary notwithstanding, Focus shall have the unilateral right, in its sole discretion, to waive, in whole or in part, the conditions set forth in Sections 4.10 through 4.17, inclusive, 5.1, 6.5, 8.3 through 8.6, inclusive, 8.8, and 11.1(a), (d), (i), and (l) of this Settlement Agreement, which waiver shall be binding upon the PSC, the Class, and the Plaintiffs.

5. STAY ORDER/STAND DOWN

5.1 Within twenty (20) days after the execution of this Settlement Agreement by or on behalf of all Parties, the Parties shall submit to the Court a joint motion for stay of the Class Action signed by or on behalf of the Class, the Plaintiffs, the PSC, and Focus, with a proposed form of stay order attached thereto, pursuant to which stay order, the Court shall enjoin and stay, during the pendency of the settlement proceedings contemplated by this Settlement Agreement, the commencement and/or prosecution of any and all actions and proceedings (including discovery and any arbitration proceedings involving Focus, Concentra, and Broadspire to the extent based upon their respective Liability, as that term is defined in Section 1.24) related to the Episode by Class Members and Related Parties against Focus, Concentra, and/or Broadspire, including any and all contribution, indemnity, subrogation, breach of contract, statutory violation, and/or tort claims by, on behalf of or through any Class Members and/or Related Parties (excluding, therefrom, however, those proceedings within the Class Action necessary to obtain certification of the Class as Defined and final approval of the settlement embodied in this Settlement Agreement and any confirmatory depositions to be conducted by the PSC pursuant to Section 13.21), such stay and injunction to prohibit any other action related to the Episode, insofar as affecting Focus, Concentra, and/or Broadspire, from being certified as a class action and to remain effective during the pendency of such settlement proceedings unless modified by further order of the Court. To the extent permitted by law, the Parties shall use their best efforts to obtain this stay order.

5.2 Except as otherwise provided in Section 13.21, the Parties agree that all discovery, motions, depositions, cross claims, third party claims, and other activities in the Class Action that directly relate to Focus, Concentra, and/or Broadspire shall cease pending the completion of the settlement embodied in this Settlement Agreement and further agree that all existing deadlines and hearing dates in the Class Action relating directly to Focus, Concentra, and/or Broadspire are continued without date. The Parties shall request that all appellate court(s) stay any pending writ applications and/or appeals relating directly to Focus, Concentra, and/or Broadspire until the Effective Date; following the Effective Date, such writ applications and/or appeals shall be dismissed with prejudice and with each party to bear its own costs, including court costs paid through dismissal.

5.3 Anything contained in this Settlement Agreement to the contrary notwithstanding, the Parties do not intend, and shall not request, that the Stay Order enjoin and stay the commencement and/or prosecution of any actions or proceedings (including discovery and arbitration) related to the Episode by Class Members against (a) any of the Related Parties to the extent that such actions or proceedings involve Independent Liability and/or do not involve the other Released Parties, or (b) Broadspire to the extent that such actions or proceedings are based on Broadspire’s alleged liability arising from Broadspire’s use of a PPO not owned, operated, or contracted with Focus or Concentra.

6. OPT-OUT PARTIES

6.1 Within fifteen (15) calendar days after the expiration of the period for Class

Members to opt out of the Class as Defined, the PSC and counsel for Focus shall jointly prepare a list identifying all Opt-Out Parties, any actions in which such Opt-Out Parties have asserted claims related to the Episode against any of the Released Parties, and the types of claims asserted by such Opt-Out Parties. This list shall be amended from time to time as further information becomes available to the PSC and counsel for Focus. Further, during such fifteen-day period, the PSC and counsel for Focus shall hold a conference to review the nature and status of all Opt-Out Parties.

6.2 If there are any Opt-Out Parties, the sum of One Million Two Hundred Thousand and No/100 ($1,200,000.00) Dollars shall be reserved, earmarked, and escrowed from the funds on deposit in the Escrow Account (pursuant to Section 10.1(a)) and placed within an opt-out reserve; provided, however, if at any time after the establishment of the Opt-Out Reserve, (a) the PSC, acting through Thomas A. Filo, and (b) Focus, acting through Charles S. McCowan, Jr., both determine that the amount of the Opt-Out Reserve should be reduced, the amount of the Opt-Out Reserve shall be so reduced.

6.3 The Opt-Out Reserve may be used by Focus, in its sole discretion, to pay settlement or judgment amounts to Opt-Out Parties and/or litigation costs/expenses associated with litigating the claims of the Opt-Out Parties.

6.4 The Opt-Out Reserve shall be terminated upon the earliest of the following to occur: (a) the date when all claims of Opt-Out Parties are released or dismissed with prejudice, or (b) the date when the amount held in the Opt-Out Reserve is reduced to zero, or (c) such earlier date as agreed upon, in writing, by (i) the PSC, acting through Thomas A. Filo, and (ii) Focus, acting through Charles S. McCowan, Jr. Upon the termination of the Opt-Out Reserve and the payment therefrom of all valid claims made against the Opt-Out Reserve, any funds then remaining in the Opt-Out Reserve shall be transferred to the Class Settlement Fund upon written agreement of (a) the PSC, acting through Thomas A. Filo, and (b) Focus, acting through Charles S. McCowan, Jr., to be used by the PSC and/or the Special Master to pay any other contingencies deemed worthy of payment.

6.5 Further, if, in its sole discretion, Focus determines that given the number of Opt-Out Parties, the Opt-Out Reserve established pursuant to Section 6.2 is insufficient, Focus may, in its sole discretion, (a) terminate the Settlement Agreement by written notice to the Court and the PSC, or (b) by written notice to the PSC, elect to go forward with the settlement embodied in the Settlement Agreement, provided an additional sum of money acceptable to Focus and the PSC is reserved, earmarked, and escrowed from the funds on deposit in the Escrow Account (pursuant to Section 10.1(a)) and placed within the Opt-Out Reserve (such sum to be in addition to the $1,200,000.00 placed within the Opt-Out Reserve pursuant to Section 6.2); provided such rights must be exercised within thirty (30) days after the expiration of the period for putative Class Members to opt out of the Class as Defined.

6.6 Anything contained in this Settlement Agreement to the contrary notwithstanding, the Parties agree that the Class Representatives shall not opt out of the Class as Defined.

7. PRELIMINARY APPROVAL OF THE SETTLEMENT AGREEMENT AND CERTIFICATION_OF THE CLASS FOR SETTLEMENT PURPOSES ONLY

7.1 On or before January 23, 2007, this Settlement Agreement shall be signed by all Parties and the Parties shall submit this Settlement Agreement to the Court for preliminary approval. This submission shall be made by means of a Joint Motion for Preliminary Approval of Proposed Settlement signed by or on behalf of the Class, the Plaintiffs, and Focus with a proposed form of order of preliminary approval attached thereto, which order of preliminary approval will include the Court’s (a) preliminary approval of the Settlement Agreement and the settlement set forth therein as fair, reasonable, and adequate, and (b) order setting the hearing on certification of the Class as Defined for settlement purposes only. The Order of Preliminary Approval shall be substantially in the form attached hereto as Exhibit 4.

7.2 At the certification hearing, following the Court’s entry of the Order of Preliminary Approval, the PSC shall present such evidence as is sufficient to justify the Court’s certification of the Class as Defined for settlement purposes only and the appointment of the Class Representatives as appropriate representatives for the Class under articles 591, et seq., of the Louisiana Code of Civil Procedure. Further, at such hearing, Focus shall not object to (a) the reasonable presentation of the PSC’s evidence in support of the certification of the Class as Defined for settlement purposes only and/or the appointment of the Class Representatives as appropriate representatives for the Class, or (b) the certification of the Class as Defined for settlement purposes only. However, the Parties acknowledge and agree, and shall so stipulate to the Court at the certification hearing, that (a) the Class as Defined is being certified for settlement purposes only pursuant to the Settlement Agreement, and (b) the Released Parties reserve the right to object to class certification de novo in the event this Agreement is terminated for any reason, including, without limitation, termination pursuant to Section 6.5.

7.3 Following the certification hearing, the Court shall issue an order substantially in the form attached hereto as Exhibit 5. The Parties shall take all actions necessary and appropriate to obtain the orders described in this Section 7.

8.	FINAL APPROVAL AND EFFECT OF THE AGREEMENT

8.1 If the Court enters the orders as described in Section 7, the Parties shall proceed with due diligence to conduct the fairness hearing as ordered by the Court. At the fairness hearing, the Court shall, inter alia, (a) consider any properly filed objections to the proposed settlement, (b) determine whether the settlement set forth in this Settlement Agreement is fair, reasonable and adequate and entered into in good faith and without collusion and should be approved, and (c) if appropriate, dismiss Focus from the Class Action, with prejudice and with each party to bear its own costs, including court costs paid through dismissal.

8.2 The Settlement Agreement is subject to and conditioned upon (a) the issuance by the Court and subsequent entry, following the fairness hearing, of a final order and judgment granting final approval of the Settlement Agreement in accordance with article 594 of the Louisiana Code of Civil Procedure, (b) such Final Order and Judgment becoming Final, and (c) compliance with Section 6. The Final Order and Judgment shall be substantially in the form attached hereto as Exhibit 6. The Parties shall take all reasonable and necessary actions to obtain the Final Order and Judgment and to have it made Final as promptly as practical.

8.3 The Parties agree that, to the extent Focus gives written notice to a Provider pursuant to the procedure described in Exhibit 7 attached hereto, no person or entity shall incur any future liability or contractual impairment under La. R.S. 40:2203.1 or otherwise by reason of the failure of Focus and/or Concentra to comply with La. R.S. 40:2203.1 or give adequate notice to Providers of the entities accessing Providers’ contractual rates of payment, and, under such circumstances, any and all claims against Focus and/or Concentra related thereto are hereby released, discharged, and forever waived, and the Class Members agree that they shall not assert such claims in the future. The Parties agree that the foregoing is a settlement of the Class’ injunctive relief claims against Focus and is not to be considered an admission or stipulation that the procedures outlined in Exhibit 7 constitute adequate notice under or compliance with La. R.S. 40:2203.1 but is, instead, a compromise of a disputed claim. The Parties further agree that this provision shall not afford any other person or entity, including but not limited to Broadspire, the Broadspire Affiliates, and the Related Parties, protection from future liability under La R.S. 40:2201, et seq. and/or 23:1021, et seq.

8.4 Each member of the Class shall defend and hold harmless the Released Parties from and against any and all past, present, or future claims, demands, suits, causes of action, rights of action, liabilities, liens, privileges, or judgments of any kind whatsoever, including, without limitation claims for contribution, indemnity, subrogation, breach of contract, statutory violation, and/or tort, by, on behalf of, through, or deriving solely from the claims of that member of the Class, or by, on behalf of, through, or deriving from his, her, or its heirs, executors, representatives, relatives, custodians, attorneys or former attorneys, successors, employers, insurers, employers’ insurers, health insurers, health care providers, assignees, subrogees, predecessors in interest, successors in interest, beneficiaries or survivors or any other person or entity asserting a right to sue any of the Released Parties by virtue of a personal or legal relationship with that Class Member related to the Episode, related to or connected in any way with the claims of that Class Member based on Liability, as that term is defined in Section 1.24. The hold harmless and defense obligation of this Section shall include any and all claims, demands, suits, causes of action, rights of action, liabilities, liens, privileges, or judgments of any kind whatsoever related, directly or indirectly, to the disbursement of or from, or the failure to make disbursement of or from, the Class Settlement Fund with respect to that Class Member.

8.5 In the event a judgment is rendered in favor of the Class or any Class Member against any Related Party, no amount of the judgment shall be distributed to the Class Members unless and until the PSC uses its best, good faith efforts to either (a) obtain from the Related Party, and file in the record of these proceedings, a waiver and release by the Related Party of all of that Related Party’s contribution, indemnity, subrogation, breach of contract, statutory violation, and/or tort claims related to the Episode against the other Released Parties, or (b) obtain a Final judgment from a court of competent jurisdiction which clearly recognizes that the other Released Parties do not owe such Related Party any amounts for contribution, indemnity, subrogation, breach of contract, statutory violation, and/or tort related to the Episode.

8.6 The Class, each Class Member, and the PSC agree not to compromise, settle, release, waive, forfeit, surrender, acquit, dismiss, or discharge any claim against a Related Party, without first obtaining an express, written agreement by which such Related Party compromises, settles, releases, waives, forfeits, surrenders, acquits, dismisses, and forever discharges any and all claims for contribution, indemnity, subrogation, breach of contract, statutory violation, and/or tort related to the Episode that it may have against Focus, Concentra, and/or Broadspire. Focus agrees that, (a) once the Class and the PSC have obtained such an express, written agreement from such Related Party, after notice to the Class and hearing, and once Court approval of that express, written agreement has become Final, and (b) once an individual Class Member and the PSC have obtained such an express, written agreement from such Related Party with respect to the claims of that Class Member, Focus shall be deemed to have released its claims for contribution, indemnity, subrogation, breach of contract, statutory violation, and/or tort related to the Episode against such Related Party, to the same extent as Focus, Concentra, and Broadspire have been released by such Related Party; provided, however, that where the express written agreement involves only the claims of an individual Class Member, rather than the Class as a whole, any reciprocal release by Focus shall be limited solely to the claims of that individual Class Member.

8.7 It is expressly understood and agreed that the hold harmless, defense, and judgment reduction obligations set forth in Section 8.4 shall exist regardless of the legal basis for the claim, demand, cause of action, right of action, suit, liability, lien, privilege, or judgment asserted by any person and/or entity to the extent related to the Episode. In particular, the members of the Class expressly bind themselves to the foregoing hold harmless, defense and judgment reduction obligations regardless of whether the claim, demand, suit, liability, lien, privilege, judgment, cause of action, or right of action related to the Episode is based on or related to contribution, indemnity, subrogation, breach of contract, statutory violation, and/or tort.

8.8 This Settlement Agreement shall be the exclusive remedy for any and all claims of Class Members against the Released Parties based on Liability, as that term is defined in Section 1.24. When the Final Order and Judgment becomes Final, each of the Class Members shall be barred from initiating, asserting, or prosecuting any claims based on Liability, as that term is defined in Section 1.24; provided, however, that the rights of the Class or any member of the Class against (a) the Related Parties are expressly reserved to the extent that such rights are based on the Independent Liability of the Related Parties under La. R.S. 40:2201, et seq. and La. R.S. 23:1021, et seq., and (b) Broadspire are expressly reserved to the extent that such rights are based on any claims and liabilities arising from Broadspire’s use of a PPO not owned, operated, or contracted with Focus and/or Concentra.

8.9 The Parties agree that, to the best of their knowledge, information and belief, the Settlement Agreement is made in good faith and in accordance with the laws of the United States and the State of Louisiana. The Parties agree to cooperate by providing affidavits and/or testimony concerning the circumstances of this settlement and attesting to the fact that it is a good faith settlement.

8.10 The Court shall retain jurisdiction over the Class Action, the Settlement Agreement, the Final Order and Judgment, the Class Settlement Fund, the Escrow Agreement, the Escrow Account, the PSC, the Class Members, the Plaintiffs, and Focus solely for the purpose of administering, supervising, construing, and enforcing the Agreement and the Final Order and Judgment and supervising the management and disbursement of the funds in the Escrow Account.

8.11 Any dispute that arises under the Agreement before the Effective Date shall be submitted to the Court. If any dispute is so submitted, each party concerned shall be entitled to fifteen (15) days’ written notice (or otherwise as the Court may for good cause direct) and the opportunity to submit evidence and to be heard on oral argument as the Court may direct.

8.12 Any disputes arising out of the Agreement after the Effective Date, between Focus and/or Concentra, on the one hand, and the Class Members, on the other hand, shall be resolved by binding arbitration conducted pursuant to the rules of the American Arbitration Association. Any such arbitration proceedings shall be conducted in New Orleans, Louisiana. Each side shall bear its own costs and attorneys’ fees. The arbitration shall be conducted before a panel of three arbitrators; each side will designate one arbitrator, and the two arbitrators so chosen will select the third arbitrator. No person or entity other than Focus, Concentra, Broadspire, and a Class Member shall have the right to invoke arbitration pursuant to this Section 8.12.

9. RELEASES/ASSIGNMENT

9.1 Each member of the Class that receives any money from the Class Settlement Fund shall, on or before the time that such member of the Class receives such money, execute for delivery to Focus a receipt and release substantially in the form attached hereto as Exhibit 8, expressly releasing all Liability, as that term is defined in Section 1.24, and each and all of the claims based on Liability, as that term is defined in Section 1.24, by, through, or on behalf of that member of the Class; holding the Released Parties harmless from and defending them against any claims or cross-claims for indemnity or contribution and/or any claims by any person who or which derives or obtains any right or claim from or through any such Class Member (e.g., subrogation claims by worker’s compensation insurers, employers, and/or health care providers, heirs, relatives and/or custodians); and acknowledging his/her/its receipt of the money to be paid to that member of the Class. The receipt and release required pursuant to this Section 9.1 may be in the form of an instrument included with the allocation check for each Class Member; in such event, a Class Member’s endorsement and/or deposit of such allocation check shall serve as that Class Member’s acknowledgment of, and agreement to, the terms and conditions set forth in the instrument included with the allocation check. The CADA shall, within a reasonable period of time following the CADA’s receipt thereof, deliver to Focus the release documents (or copies thereof, if appropriate) executed by or on behalf of the Class Members.

9.2 Except as contemplated in Section 8.6, under the circumstances described therein, nothing in the Agreement shall affect or release claims available to the Released Parties.

9.3 The claims of the Class based on Liability, as that term is defined in Section 1.24, as against each of the Released Parties shall be assigned to that Released Party for the purpose of legally extinguishing any further liability of the Released Parties for claims based on Liability, as that term is defined in Section 1.24.

10. CONTRIBUTIONS TO AND DISBURSEMENTS FROM THE CLASS SETTLEMENT FUND

10.1 Within fifteen business days after the Court’s entry of the Order of Preliminary Approval, Focus shall pay into the Escrow Account the following amounts: (a) the sum of

Twelve Million and No/100 ($12,000,000.00) Dollars; and (b) an additional sum of Two Hundred Fifty Thousand and No/100 ($250,000.00) Dollars. Concentra, Focus, Broadspire, the Affiliates, the Broadspire Affiliates, and, except as otherwise expressly provided in this Settlement Agreement, the Related Parties shall never be called upon to pay any sums in addition to these amounts to or on behalf of the Class Members or their counsel as a result of their respective Liability, as that term is defined in Section 1.24.

10.2 If Focus fails to timely make the above payments in full, the PSC may notify Focus in writing of such failure, and Focus shall have a reasonable time (at least 15 days) to pay any unpaid amounts.

10.3 All contributions into the Escrow Account shall be held in an interest-bearing trust account, and, as applicable, in separate subaccounts within the Escrow Account prior to the Effective Date and, if necessary, after the Effective Date, pursuant to the terms of the Escrow Agreement.

10.4 The obligations of Focus under the Agreement are not intended to and shall not create or be deemed to create any joint or joint and several or in solido obligations on the part of any person and/or entity, including the Released Parties.

10.5 The Escrow Account shall be formed and operated to meet all requirements of a qualified settlement fund within the meaning of Section 468B of the Internal Revenue Code of 1986 and all regulations and rulings thereunder. Focus shall be permitted, in its discretion, and at its own cost, to seek a private letter ruling from the Internal Revenue Service regarding the tax status of the Escrow Account. The Parties agree to negotiate in good faith any changes to the Agreement necessary to obtain IRS approval of the Escrow Account as a qualified settlement fund.

10.6 Except as otherwise expressly provided herein, all of the costs, fees, and expenses for plaintiffs’ counsel shall come from the contribution made by Focus to the Escrow Account pursuant to Section 10.1(a); provided, however, that no sums shall be paid for the costs, expenses (other than as otherwise expressly provided for herein), or fees of plaintiffs’ counsel until after the Effective Date.

10.7 The contribution made by Focus to the Escrow Account pursuant to Section 10.1(b) shall be used to cover the actual costs and expenses related to the settlement of the Class Action, incurred: (a) in connection with negotiating and implementing the class settlement; (b) by the Special Master in connection with claims gathering and evaluation and the allocation and distribution process; and (c) for other settlement administration costs and expenses, including all costs of notice to the Class, all as approved in advance by the Special Master; provided, however, that if such costs and expenses are incurred prior to the date of the Court’s entry of the Order of Preliminary Approval, payment of such costs and expenses must be approved by Thomas A. Filo and Charles S. McCowan, Jr. This contribution shall be taxed as costs. These funds shall not be used to pay costs, expenses, or fees of plaintiffs’ or defense counsel. Focus shall not be responsible for any additional administrative costs, settlement costs, court costs, or other costs (other than its own court costs). Should the actual costs and expenses related to the settlement of the Class Action be less than Two Hundred Fifty Thousand and No/100 ($250,000.00) Dollars, any excess shall be returned to Focus. Should the actual costs and expenses related to the settlement of the Class Action be greater than Two Hundred Fifty Thousand and No/100 ($250,000.00) Dollars, any shortfall shall be the sole responsibility of the PSC, who shall be entitled to reimbursement from the Class Settlement Fund, upon Court approval, after the Effective Date.

10.8 Until the Effective Date, except as otherwise specifically provided herein and/or in the Escrow Agreement, no monies in the Escrow Account shall be used or disbursed.

10.9 Upon the Effective Date: (a) except as otherwise provided herein, the Class Settlement Fund shall vest in and to the benefit of the Class; (b) except as otherwise specifically provided for herein, the interests of the Released Parties in the Class Settlement Fund shall cease and the Released Parties shall no longer have any responsibilities or obligations with respect to the Class Settlement Fund or the administration thereof; (c) Concentra, Focus, Broadspire, the Affiliates, the Broadspire Affiliates, and the Related Parties shall have no further obligations to the Class or the Class Members as a result of their respective Liability, as that term is defined in Section 1.24 (reserving, however, to the Class and each of the Class Members any claims they may have against Broadspire, the Broadspire Affiliates, and/or the Related Parties based on Independent Liability); and (d) the PSC shall execute and issue a satisfaction of judgment to the clerk of court, in form and content satisfactory to Focus, and the PSC shall file the satisfaction of judgment in the record of the Class Action, and a certified copy of the filed satisfaction of judgment shall be provided to counsel for Focus.

10.10 Except as otherwise specifically provided herein and/or in the Escrow Agreement, after the Effective Date, all costs or expenses in connection with or incidental to this settlement, shall, to the extent approved by the Court, be paid exclusively from the Class Settlement Fund. The Released Parties shall not be liable for any such costs or expenses, except that Focus shall pay the cost of its own attorneys, expert witnesses, consultants, and employees.

10.11 The Parties agree that at such time as the Effective Date has occurred, the Court may proceed in the manner prescribed by due process of law and article 594 of the Louisiana Code of Civil Procedure to the allocation and distribution of the Class Settlement Fund according to a protocol submitted by the Special Master and approved by the Court.

11. TERMINATION OF AGREEMENT

11.1 As provided below, the Agreement may be terminated by Focus or the PSC upon written notice if any one or more of the following events occur (provided, however, that a Party whose willful conduct causes the event giving rise to the right to terminate shall not have a right to terminate the Agreement by reason of such event and further provided that copies of any written notice of termination shall be provided to the Court and filed in the record of the Class Action):

(a) any of the conditions of this Settlement Agreement set forth in Sections 4.10 through 4.17, inclusive, 5.1, 6.5, 8.3 through 8.6, inclusive, and 8.8 are not fulfilled and not waived by Focus, and Focus gives the PSC written notice of termination of this Agreement for such reason;

(b) this Settlement Agreement is not signed by all of the Parties on or before January 23, 2007, and Focus gives the PSC written notice of termination of this Agreement for such reason or the PSC gives Focus written notice of termination of this Agreement for such reason;

(c) the Joint Motion for Preliminary Approval of Proposed Settlement described in Section 7.1 is not submitted to the Court on or before January 23, 2007, and Focus gives the PSC written notice of termination of this Agreement for such reason or the PSC gives Focus written notice of termination of this Agreement for such reason;

(d) the Stay Order is not issued within thirty (30) days following the Court’s entry of the Order of Preliminary Approval, and Focus gives the PSC written notice of termination of this Agreement for such reason;

(e) the Court does not issue the Order of Preliminary Approval substantially in the form attached hereto as Exhibit 4, and Focus gives the PSC written notice of termination of this Agreement for such reason or the PSC gives Focus written notice of termination of this Agreement for such reason;

(f) the Court does not issue the Certification Order substantially in the form attached hereto as Exhibit 5, and Focus gives the PSC written notice of termination of this Agreement for such reason or the PSC gives Focus written notice of termination of this Agreement for such reason;

(g) the Court does not enter the Final Order and Judgment substantially in the form attached hereto as Exhibit 6 or in a form mutually acceptable to the PSC and Focus, and Focus gives the PSC written notice of termination of this Agreement for such reason or the PSC gives Focus written notice of termination of this Agreement for such reason;

(h) the Final Order and Judgment does not become Final, and Focus gives the PSC written notice of termination of this Agreement for such reason or the PSC gives Focus written notice of termination of this Agreement for such reason;

(i) there are one or more Opt-Out Parties and Focus gives the PSC written notice of termination of this Agreement pursuant to Section 6.5;

(j) contributions to the Escrow Account are not made timely in accordance with the provisions of this Settlement Agreement and the PSC gives Focus written notice of termination of this Agreement for such reason;

(k) the Final Order and Judgment is substantively modified or reversed on any writ or appeal, and Focus gives the PSC written notice of termination of this Agreement for such reason or the PSC gives Focus written notice of termination of this Agreement for such reason;

(l) Concentra, Focus, Broadspire, the Affiliates, the Broadspire Affiliates, and, except as otherwise expressly provided herein, the Related Parties are ordered or required to pay any amount over the amounts set forth in Section 10.1, whether in settlement, administration fees, costs, attorneys’ fees, or any other award, fee, or cost of any nature whatsoever as a result of their respective Liability, as that term is defined in Section 1.24, and Focus gives the PSC written notice of termination of this Agreement for such reason;

(m) there are any material alterations to the terms and conditions of the Settlement Agreement, unless agreed to by the Parties, and Focus gives the PSC written notice of termination of this Agreement for such reason or the PSC gives Focus written notice of termination of this Agreement for such reason;

(n) the confirmatory depositions conducted by the PSC as part of their settlement due diligence indicate that the number of potential claim files at issue in the settlement embodied in this Settlement Agreement varies from the amount estimated by Focus by plus or minus twenty (20%) percent, and Focus gives the PSC written notice of termination of this Agreement for such reason or the PSC gives Focus written notice of termination of this Agreement for such reason; or

(p) the Effective Date does not occur on or before the later of August 1, 2008 or any extended date mutually agreed upon, in writing, by (i) Thomas A. Filo, on behalf of the PSC, and (ii) Charles S. McCowan, Jr., on behalf of Focus, and Focus gives the PSC written notice of termination of this Agreement for such reason or the PSC gives Focus written notice of termination of this Agreement for such reason.

11.2 In the event of termination of the Agreement, (a) the Settlement Agreement shall be null and void and have no force and effect and, except as otherwise provided in this Settlement Agreement, no Party shall be bound by its terms, (b) all Parties shall be restored to their respective positions immediately before execution of the Settlement Agreement; (c) any and all monies or other contributions paid into the Escrow Account, plus all earnings (actual and accrued) thereon, less taxes, costs, and other expenses authorized under Paragraph 2.6 of the Escrow Agreement (including, without limitation, the previously incurred actual costs and expenses related to the settlement of the Class Action, insofar as affecting the Released Parties, including but not limited to costs and expenses incurred: (i) by the Special Master and/or the CADA in connection with claims gathering and evaluation and the allocation and distribution process; and (ii) for other settlement administration costs and expenses (including costs associated with notice), as set forth in Section 10.7) shall be returned to Focus; and (d) the Class Action shall revert to its status before the execution of the Settlement Agreement as if related orders and papers and the efforts leading to the Agreement had not been entered, prepared, or taken. Further, in the event of such termination, Focus shall have full authority to immediately withdraw from the Escrow Account its contributions and payments, and the earnings (actual and accrued) thereon, without further proceedings or approval of any court, subject to and in accordance with the Escrow Agreement. In the event any settlement funds are to be returned to Focus in accordance with this Agreement, the necessary consent by the PSC shall be deemed to have been given as required for Section 468B of the Internal Revenue Code of 1986.

12. ADDITIONAL OBLIGATIONS OF THE PSC AND FOCUS

12.1 The PSC covenants, represents and warrants to Focus, and Focus covenants, represents and warrants to the PSC, that, as applicable:

12.1.1 The PSC and Focus have not been notified of any pending lawsuit, claim, or legal action against Focus, Concentra, and/or Broadspire related to the Episode brought or made by or on behalf of any putative Class Member other than the Class Action;

12.1.2 The PSC and Focus have not been notified of any lawsuit, claim, or legal action related to the Episode brought or made by or on behalf of any person and/or entity who is not a putative Class Member against Focus, Concentra, and/or Broadspire;

12.1.3 All liens, assigned claims, interventions, subrogation interests and/or claims, and other encumbrances attaching to the proceeds of this settlement, or the interest of any individual Class Member therein, of which the PSC or Focus have been placed on notice are set forth in Exhibit 9 hereto, and as additional liens, assigned claims, interventions, subrogation interests and/or claims, and other encumbrances become known to the PSC and/or Focus, such exhibit shall be supplemented accordingly; and

12.1.4 The PSC and Focus have exercised due diligence in ascertaining that the representations contained in this Settlement Agreement on the part of the PSC and Focus, respectively, are true and accurate, and the PSC and Focus shall have, until the Effective Date, a continuing obligation to ensure that these representations are accurate, and the PSC and Focus shall notify each other within a reasonable time after learning that any of the representations are or become inaccurate.

12.2 The PSC further covenants, represents and warrants to Focus that:

12.2.1 Prior to the fairness hearing, the PSC shall have explained the terms and effect of this Settlement Agreement to the Class Representatives and all of the Class Representatives’ signatures shall have been obtained in support of this Settlement Agreement; such signatures shall be filed into the record of the Class Action at the fairness hearing to be held on the settlement;

12.2.2 The PSC has not and will not make any undisclosed payment or promise to any Class Representative for the direct or indirect purpose of obtaining that Class Representative’s consent to the Agreement;

12.2.3 The PSC have read and reviewed the Settlement Agreement and believe that the settlement embodied therein is in the best interests of each of its clients;

12.2.4 The PSC will strongly recommend to each of its clients that they settle their claims under the terms of the Settlement Agreement; and

12.2.5 Thomas A. Filo, Arthur M. Murray, and John S. Bradford have full authority to enter into and execute this Settlement Agreement and all related settlement documents for and on behalf of and to bind the PSC, individually and on behalf of the Class and the Plaintiffs.

12.3 The Parties shall use their best efforts to conclude the settlement and obtain the Final Order and Judgment. The Parties agree that it is essential that this proposed settlement be prosecuted to a successful conclusion in accordance with all applicable provisions of law and in the exercise of good faith on the part of the Parties. Inherent in the accomplishment of this mutual goal is the understanding among the Parties that the Parties assume the mutual obligation to each other to assist and cooperate in the effectuation of the settlement in accordance with all applicable legal requirements. To that end, the Parties are obliged to affirmatively support the settlement in the event of appeal, to maintain the integrity and goals of the settlement in all further proceedings in the Class Action, and to take such actions as may be legally proper to assure the jurisdiction of the Court in this and all subsequent proceedings. The settlement is intended to be a final and binding resolution of all Liability, as that term is defined in Section 1.24.

13. MISCELLANEOUS PROVISIONS

13.1 The Released Parties do not guarantee or make any representation that the Class Settlement Fund will be sufficient to satisfy the claims of the Class Members or the claims of any other person and/or entity related to the Episode.

13.2 The execution of this Settlement Agreement by or on behalf of Focus shall not be construed to release—and the Released Parties expressly do not intend to release and, instead, expressly reserve—any claims the Released Parties have, or may have, against Broadspire and/or any of the Related Parties, including, but not limited to, any claim for any cost or expense incurred in connection with this Settlement Agreement and/or all actions and proceedings contemplated hereunder, including attorneys’ fees and costs. Moreover, nothing in this Settlement Agreement shall be construed as an admission or acknowledgement that Focus or Concentra has any obligation to any other Released Party, whether for contribution, for indemnification, or based in contract, related to the Episode.

13.3 Neither this Settlement Agreement, nor the Agreement, nor the settlement contemplated thereby, nor any proceeding taken hereunder shall be construed as or deemed to be evidence of any fact or an admission or concession by the Released Parties of any liability or wrongdoing whatsoever, which is expressly denied by the Released Parties, or, on the part of the Class Members, of any lack of merit in their claims. None of the provisions of this Settlement Agreement or the Agreement, nor evidence of any negotiations or proceedings in pursuance of the compromise and settlement herein, shall be offered or received in evidence in the Class Action or any other action or proceeding as an admission or concession of liability or wrongdoing of any nature on the part of the Released Parties, or as an admission of any fact or presumption on the part of the Class, or to establish jurisdiction or venue or to create a waiver of any affirmative defense. None of the provisions of this Settlement Agreement or the Agreement shall be considered an admission or stipulation that the notice requirements of La. R.S. 40:2203.1 are binding on Focus or apply to PPO discounts for workers’ compensation services. The provisions of the Settlement Agreement and/or the Agreement may be offered or received in evidence solely to enforce the terms and provisions thereof and shall not be offered in evidence or used in the Class Action or any other action or proceeding for any other purpose, including in support of the existence, certification, or maintenance of any purported class. The Parties specifically acknowledge, agree and admit that this Settlement Agreement and the Agreement, along with all related motions and pleadings, shall be considered an offer to compromise and a compromise within the meaning of Rule 408 of the Federal Rules of Evidence, article 408 of the Louisiana Code of Evidence, and any equivalent rule of evidence of any state or federal court, and shall not be offered or received into evidence as an admission or concession of liability or wrongdoing on the part of the Released Parties. This Section 13.3 shall survive the termination of the Agreement.

13.4 This Settlement Agreement constitutes the entire agreement among the Parties and may not be modified, amended, or waived except by a written instrument duly executed by all the Parties or their authorized representatives; provided, however, Focus may solely exercise the waiver rights provided under Section 4.18. This Settlement Agreement supersedes any previous agreements or understandings between or among the Parties on the subject matter of this Settlement Agreement.

13.5 This Settlement Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

13.6 The terms and conditions of this Settlement Agreement shall bind and inure to the benefit of the heirs, executors, administrators, predecessors in interest, successors in interest, legal representatives, and assigns of all Parties.

13.7 Except with respect to any waiver provided pursuant to Sections 4.18 or 13.5, any waiver by a Party of any term, condition, covenant, or breach of the Settlement Agreement shall not be deemed to be a continuing waiver of same.

13.8 The Parties agree that the terms and conditions of this Settlement Agreement are the result of arm’s length negotiations between the Parties or their counsel. None of the Parties shall be considered to be the drafter of the Settlement Agreement or any provision hereof for the purpose of any statute, jurisprudential rule, or rule of contractual interpretation or construction that might cause any provision to be construed against the drafter.

13.9 For purposes of this Settlement Agreement, the use of the singular form of any word includes the plural and vice versa.

13.10 The table of contents and the headings of each Section in this Settlement Agreement are included for convenience only and shall not be deemed to constitute part of this Settlement Agreement or to affect its construction.

13.11 The Parties have agreed that the validity and interpretation of this Settlement Agreement and any of the terms or provisions hereof, as well as the rights and duties of the Parties thereunder, shall be governed solely by the laws of the State of Louisiana without giving effect to any conflict of laws principles and that the exclusive forum for any claim related to the interpretation or enforcement of the Settlement Agreement shall be the 14th Judicial District Court in and for the Parish of Calcasieu, Louisiana, except as otherwise provided in Section 8.12.

13.12 Any notice, request, instruction, or other document to be given by any Party to any other Party (other than class notification) shall be in writing and delivered personally, sent by registered or certified mail, postage prepaid, or sent by private, overnight delivery carrier operating in the United States of America, providing a receipt with evidence of delivery, as follows:

(a) If to Focus or the Released Parties, to:

Michael Kendall

McDermott Will & Emery, LLP

28 State Street

Boston, Massachusetts 02109-1775

and

Charles S. McCowan, Jr.

Kean, Miller, Hawthorne,

    D’Armond, McCowan &

    Jarman, L.L.P.

One American Place,

22nd Floor (70825)

Post Office Box 3513

Baton Rouge, Louisiana 70821

(b) If to the PSC, the Class, or the Plaintiffs, to:

Thomas A. Filo

Cox, Cox, Filo, Camel & Wilson, L.L.P.

723 Broad Street

Lake Charles, Louisiana 70601

and

Arthur M. Murray

The Murray Law Firm

909 Poydras Street, Suite 2550

New Orleans, LA 70112.

The Parties may change their respective recipients and addresses for notice by giving notice of such change to the other Parties pursuant to this Section 13.12.

13.13 Thomas A. Filo, as Chairman and Liaison Counsel for the PSC, shall provide, or otherwise ensure the provision of, all required notices to the other members of PSC, including, without limitation, any orders issued by the Court.

13.14 The PSC shall seek an order from the Court stating that any contingency fee contracts entered into and dated after December 18, 2006 shall not be enforceable without approval of the Court.

13.15 Focus agrees that in the event that any appeal is taken with respect to the settlement embodied in this Settlement Agreement, Focus will join in a motion to require any appellant other than Focus, Concentra, and/or Broadspire to post an appeal bond set at the maximum amount allowed by law.

13.16 In the event that one or more of the provisions of this Settlement Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision, but only if the Parties mutually elect to proceed as if such invalid, illegal, or unenforceable provision had never been included in this Settlement Agreement.

13.17 In entering into this Settlement Agreement, each Party represents and warrants that it has relied upon its own knowledge and judgment and the advice of counsel. It is expressly understood, agreed, and warranted that, in entering into this Settlement Agreement, no Party has acted in reliance upon any representation, warranty, advice, or action by any other Party except as specifically set forth herein.

13.18 Except as otherwise provided herein or as may be required in connection with notice of the settlement or as otherwise agreed in writing by the Parties, the Parties shall keep the existence of the settlement in confidence until the Court’s entry of the Order of Preliminary Approval.

13.19 Anything contained herein to the contrary notwithstanding, nothing contained in this Settlement Agreement shall afford a Class Member any right to reserve rights against any of the Released Parties, including the insurers, reinsurers, or indemnitors of Concentra, Focus, and/or Broadspire, based on Liability, as that term is defined in Section 1.24.

13.20 All valid liens, assigned claims, interventions, subrogation interests and/or claims, and encumbrances of any third parties related to the Episode and/or otherwise attaching to the proceeds of this settlement, or the interest of any individual Class Member therein shall be satisfied solely from the Class Settlement Fund. The Released Parties shall not be subject to any liability or expense of any kind to any person and/or entity with regard to such liens, assigned claims, interventions, subrogation interests and/or claims, and encumbrances. The PSC and the Class reserve the right to contest the validity and/or amount of any such lien, assigned claim, intervention, subrogation interest and/or claim, and encumbrance.

13.21 In order to assist the PSC in conducting settlement due diligence, Focus and Concentra shall make available to the PSC, for confirmatory deposition, one or more individuals with appropriate knowledge of the PPO services provided by Focus and Concentra in Louisiana.

13.22 In order to assist the Special Master in allocating settlement funds, Focus and Concentra shall provide the Special Master appropriate data concerning benefits, claims, and workers’ compensation payments made to Louisiana Providers since January 1, 2000 where a PPO discount was taken by or through any Concentra or Focus network.

13.23 Within ten days of the Court’s entry of the Order of Preliminary Approval, the PSC shall provide Focus a written list of the names and addresses of every person and entity against whom the PSC has initiated suit related to the Episode. Within ten days after the PSC’s initiation of any additional suit related to the Episode against any person or entity with whom Focus or Concentra has, or had, an agreement or contract for PPO services, whether directly or indirectly, the PSC shall provide Focus, in writing, the name and address of such person.

13.24 The Class Settlement Notice will be designed to (a) provide proper notice to the Class Members; (b) effectively reach the Class Members; and (c) satisfy federal and state due process and other relevant standards. The Class Settlement Notice will be prepared to allow persons and entities to opt out of the Class as Defined.

13.25 The Notice Plan, as approved by the Court, shall provide for dissemination: (a) by first class mail to the last known address of all putative Class Members, if reasonably ascertainable; (b) by publication in the Lake Charles American Press, The Times (Shreveport), and The Advocate (Baton Rouge), each on two separate days; (c) by such other newspaper publication(s), if any, as necessary to satisfy due process; (d) to all known attorneys who have in the past represented or presently represent any Class Member individually in matters related to the Episode with instructions that such counsel are to disseminate a copy of the notice to their respective clients who have not received notice pursuant to (a) above; (e) by posting at the courthouse of the 14th Judicial District Court in and for the Parish of Calcasieu in the office of the Clerk of Court; (f) by posting at such other public places as may be further ordered by the Court; and (g) by posting a copy at a neutral website. The dissemination of the notice shall be the responsibility of the PSC.

13.26 The PSC and Focus must jointly agree on the Class Settlement Notice and the Notice Plan prior to submission to the Court.

13.27 If, for any reason, Charles S. McCowan, Jr., Michael Kendall, or Thomas A. Filo become unable to fulfill their respective roles under this Settlement Agreement and/or the Escrow Agreement, they may be replaced by the Party and/or Parties they represent via written notice provided to the other Parties pursuant to Section 13.12.

1/11/2007		/s/ Charles S. McCowan, Jr.
Date		Charles S. McCowan, Jr.
M. Dwayne Johnson
Todd A. Rossi
KEAN, MILLER, HAWTHORNE, D’ARMOND,
McCOWAN & JARMAN, L.L.P.
Post Office Box 3513 (70821)
One American Place, 22nd Floor
Baton Rouge, Louisiana 70825

1/11/2007		/s/ Michael Kendall
Date		Michael Kendall
Lauren M. Papenhausen
McDermott Will & Emery, LLP
28 State Street
Boston, Massachusetts 02109-1775

ATTORNEYS FOR FOCUS HEALTHCARE MANAGEMENT, INC.

FOCUS HEALTHCARE MANAGEMENT, INC.

1/11/2007	By:	/s/ Mark A. Solls
Date		Mark A. Solls
Executive Vice President & General Counsel
5080 Spectrum Dr.
Suite 1200 West Tower
Addison, TX 75001-4624

1/11/2007	/s/ Thomas A. Filo
Date	Thomas A. Filo
Michael K. Cox
Cox, Cox, Filo, Camel & Wilson, L.L.P.
723 Broad Street
Lake Charles, Louisiana 70601

1/11/2007	/s/ Stephen B. Murray
Date	Stephen B. Murray
Arthur M. Murray
Stephen B. Murray, Jr.
The Murray Law Firm
909 Poydras Street, Suite 2550
New Orleans, LA 70112

1/11/2007	/s/ John S. Bradford
Date	John S. Bradford
William B. Monk
Stockwell, Sievert, Viccellio,
Clements & Shaddock, L.L.P.
One Lakeside Plaza, Fourth Floor
Lake Charles, Louisiana 70601

REPRESENTING THE PSC, INDIVIDUALLY AND ON BEHALF OF THE CLASS AND THE PLAINTIFFS

List of Exhibits

Exhibit 1—Partnerships, Joint Ventures, and/or Related Entities of Concentra and Focus

Exhibit 2—Escrow Agreement

Exhibit 3— PPOs Owned and/or Operated by Concentra

Exhibit 4—Order of Preliminary Approval

Exhibit 5—Certification Order

Exhibit 6—Final Order and Judgment

Exhibit 7—Notice Procedure

Exhibit 8—Class Member Release

Exhibit 9—Liens, Assigned Claims, Interventions, Subrogation Interests and/or Claims, and Encumbrances